VOTING AGREEMENT

VOTING AGREEMENT, dated as of June 20, 2010 (this “Agreement”), by and among Landry’s Restaurants, Inc., a Delaware corporation (the “Company”), Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”), as investment advisor for, and on behalf of, Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), Pershing Square, L.P., a Delaware limited partnership (“PS”) and Pershing Square II, L.P., a Delaware limited partnership (“PS II”, together with PS International and PS, the “Stockholders”), and Pershing Square GP, LLC, a Delaware limited liability company (“PSGP”), as the general partner for, and on behalf of, each of PS and PS II.

WITNESSETH:

WHEREAS, Fertitta Group, Inc., a Delaware corporation (“Parent”), Fertitta Merger Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Tilman J. Fertitta, solely for purposes of Sections 7.10, 7.11 and 9.03(b) and Article X thereof (“Fertitta”), and the Company have entered into the Agreement and Plan of Merger, dated as of November 3, 2009, as amended by the First Amendment to the Agreement and Plan of Merger on May 23, 2010 (collectively, the “Original Merger Agreement”), pursuant to which at the effective time under the Merger Agreement (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, Parent, Merger Sub, Fertitta, for certain limited purposes, and the Company, concurrently with the execution and delivery of this Agreement, are entering into a Second Amendment to the Original Merger Agreement, dated the date hereof (the “Amendment”, and together with the Original Merger Agreement, and as the same may be amended from time to time, the “Merger Agreement”), which provides, among other things, that the consideration to be received by holders of shares of common stock, par value $0.01 per share, of the Company (“Company Shares”) in the Merger will be $24.50 per share in cash (the “Merger Consideration”);

WHEREAS, Parent’s agreement to the increased Merger Consideration and the Amendment and the resulting benefit to the Company is dependent on the Company entering into this Agreement;

WHEREAS, as of the date hereof, PSCM Beneficially Owns the Stockholder Existing Shares and PSGP Beneficially Owns PSGP Stockholder Existing Shares; and

WHEREAS, each of PSCM, on behalf of each Stockholder, and PSGP, on behalf of PS and PS II, wishes to undertake certain obligations to the Company with respect to the Securities they Beneficially Own;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Certain Definitions.  For purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “PSGP Stockholder Existing Shares” means the Stockholder Existing Shares held for the pecuniary benefit of PS and PS II, as set forth on Schedule A hereto.

(c) “Securities” means the Stockholder Existing Shares together with any Company Shares and other securities of the Company which PSCM, PSGP, any of the Stockholders and/or any of their respective Affiliates (as defined in the Merger Agreement as of the date hereof) acquires Beneficial Ownership of after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise. For the avoidance of doubt, none of PSCM, PSGP, the Stockholders or any of their respective Affiliates have any, nor shall any of them be deemed to have, Beneficial Ownership of any Company Shares Beneficially Owned by Richard T. McGuire, and Richard T. McGuire is not, and shall not be deemed to be, an Affiliate of PSCM, PSGP, the Stockholders or any of their respective Affiliates.

(d) “Stockholder Existing Shares” means the Company Shares set forth on Schedule A hereto. In the event of a stock dividend or distribution, or any change in the Company Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like other than pursuant to the Merger, the term “Stockholder Existing Shares” will be deemed to refer to and include the Stockholder Existing Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Stockholder Existing Shares may be changed or exchanged.

Section 2. Representations And Warranties of PSCM and PSGP.  Each of PSCM and PSGP hereby represents and warrants to the Company as follows with respect to itself:

(a) Ownership of Company Shares.  As of the date hereof and at all times prior to the termination of this Agreement, PSCM Beneficially Owns (and will Beneficially Own, unless any Stockholder Existing Shares are transferred pursuant to Section 5(a) hereof) the Stockholder Existing Shares on Schedule A and PSGP Beneficially Owns (and will Beneficially Own, unless any PSGP Stockholder Existing Shares are transferred pursuant to Section 5(a) hereof) the PSGP Stockholder Existing Shares on Schedule A.  As of the date hereof, none of PSCM, PSGP, the Stockholders or any of their respective Affiliates Beneficially Owns any Securities other than the Company Shares set forth on Schedule A.

(b) Authority.  Each of PSCM and PSGP has the requisite power to agree to all of the matters set forth in this Agreement with respect to the Securities it Beneficially Owns, and PSCM has the full authority on behalf of the Stockholders, and PSGP has the full authority on behalf of PS and PS II, to vote, transfer and hold all the Securities it Beneficially Owns, with no limitations, qualifications or restrictions on such power, subject to applicable securities laws and the terms of this Agreement.

(c) Power; Binding Agreement.  PSCM has the legal capacity and authority to enter into this Agreement on behalf of each Stockholder and to perform all of its obligations under this Agreement on behalf of the Stockholders.  PSGP has the legal capacity and authority to enter into this Agreement on behalf of each of PS and PS II and to perform all of its obligations under this Agreement on behalf of PS and PS II. This Agreement has been duly and validly executed and delivered by each of PSCM and PSGP and constitutes a valid and binding agreement of each of PSCM and PSGP, enforceable against PSCM and PSGP in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) No Conflicts.  None of the execution and delivery of this Agreement by PSCM or PSGP, the consummation by PSCM or PSGP of any of the transactions contemplated hereby or compliance by PSCM or PSGP with any of the provisions hereof (i) conflicts with, or results in any breach of, any organizational documents applicable to PSCM, PSGP or any Stockholder, (ii) violates any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to PSCM, PSGP or any Stockholder or any of PSCM’s, PSGP’s or any Stockholder’s properties or assets or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any governmental entity, except in the case of clauses (ii) and (iii) where such violations or failures to make or obtain any filing with, or permit, authorization, consent or approval of, any governmental entity would not, individually or in the aggregate, materially impair the ability of PSCM or PSGP to perform this Agreement.

(e) No Encumbrance.  Except as permitted by this Agreement, the Stockholder Existing Shares are now and at all times during the term hereof will be, and the Securities will be, held by PSCM or a nominee or custodian of PSCM for the benefit of the Stockholders, free and clear of all liens, proxies, powers of attorney, voting trusts and voting agreements and arrangements (collectively, “liens”), except for any such liens arising hereunder or under applicable federal and state securities laws and/or liens that are not material to performance of any of its obligations under this Agreement by PSCM or PSGP.

Section 3. Representations And Warranties of the Company.  The Company hereby represents and warrants to each of PSCM and PSGP for the benefit of PSCM and PSGP and each of the Stockholders as follows:

(a) Power; Binding Agreement.  The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) No Conflicts.  None of the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the certificate of incorporation or by-laws of the Company, (ii) violates any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or assets or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any governmental entity, except in the case of clauses (ii) and (iii) where such violations or failures to make or obtain any filing with, or permit, authorization, consent or approval of, any governmental entity would not, individually or in the aggregate, materially impair the ability of the Company to perform this Agreement.

Section 4. Disclosure.  The Company may publish and disclose in the Company’s proxy statement in connection with the Merger, in all documents and schedules filed by the Company with the Securities and Exchange Commission and in any press release or other disclosure document of the Company in which the Company reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the Securities and Exchange Commission, or appropriate, in connection with the Merger and any transactions related thereto, PSCM’s, PSGP’s and each Stockholder’s identity and ownership of the Securities and the existence and terms of this Agreement, and to file this Agreement as an exhibit to any such document or schedule; provided that, unless it is legally prohibited, the Company shall consult with each of PSCM and PSGP prior to filing or making any such disclosure. Each of PSCM, PSGP, the Stockholders and their respective Affiliates may publish and disclose in all documents and schedules filed by it with the Securities and Exchange Commission and in any of its press releases or other disclosure documents in which it reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the Securities and Exchange Commission, or appropriate in connection with the Merger and the transactions related thereto, the existence and terms of this Agreement and to file this Agreement as an exhibit to any such document or schedule; provided that, unless it is legally prohibited, each of PSCM, PSGP, the Stockholders or their respective Affiliates, as applicable, shall consult with the Company prior to filing or making any such disclosure.

Section 5. Transfer And Other Restrictions.  Prior to the termination of this Agreement, each of PSCM and PSGP agrees not to, and to cause, (1) in the case of PSCM, each of the Stockholders, (2) in the case of PSGP, each of PS and PS II, and (3) in the case of both PSCM and PSGP, each of their respective Affiliates, not to, directly or indirectly:

(a) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or enter into a loan that will not be discharged or repaid prior to the record date of any meeting of the holders of the Company Shares at which the adoption of the Merger Agreement is to be considered of (collectively, “transfer”), any or all of the Securities it Beneficially Owns or any interest therein, (i) except as provided in Section 6 hereof or (ii) unless each Person (as defined in the Merger Agreement as of the date hereof) to which any of such Securities it Beneficially Owns (or any interest in any of such Securities) is or may be transferred shall have:  (A) executed a counterpart of this Agreement and (B) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement;

(b) grant any proxy or power of attorney with respect to any of the Securities it Beneficially Owns, or deposit any of the Securities it Beneficially Owns into a voting trust or enter into a voting agreement or arrangement with respect to any such Securities except as provided in this Agreement; or

(c) take any other action that would prevent or materially impair PSCM or PSGP from performing any of its obligations under this Agreement or that would make any representation or warranty of PSCM or PSGP hereunder untrue or incorrect in any manner that would prevent or materially impair the performance by PSCM or PSGP of any of its obligations under this Agreement.

Section 6. Voting of the Company Shares.  During the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time and (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Shares, however called, PSCM on behalf of each Stockholder and each of its other Affiliates that acquires Beneficial Ownership of any Securities, provided that PSCM, PSGP or any Stockholder has received written notice from the Company at least five (5) business days prior to such meeting, will appear at such meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote the Securities:

(A) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and any actions required in furtherance thereof;

(B) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger, including any Acquisition Proposal (as defined in the Merger Agreement); and

(C) against (A) any merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Section 7. Proxy Card.  PSCM will execute and deliver to the Company, or cause to be executed and delivered to the Company, on behalf of the Stockholders and each of its other Affiliates that acquires Beneficial Ownership of any Securities, within five business days of receipt, any proxy card sent to the stockholders of the Company soliciting proxies with respect to the Merger, which shall be voted in the manner provided in Section 6; it being understood that nothing herein shall prevent PSCM from revoking such proxy card upon the termination of this Agreement.

Section 8. Termination.  This Agreement shall terminate on the earliest to occur of (a) termination of the Merger Agreement in accordance with its terms, (b) the agreement of the parties hereto to terminate this Agreement, provided that the parties shall have obtained the prior written consent of Parent, which may be given or withheld in Parent’s sole discretion, to such termination, (c) the Effective Time, (d) the execution or effectiveness of any amendment, modification or supplement to the Merger Agreement (as of the date hereof) or waiver under the Merger Agreement (as of the date hereof) by the Company of any of its rights, powers or privileges, in each case, where such amendment, modification, supplement or waiver would or could reasonably be expected to (i) decrease, or change the form of, the Merger Consideration, (ii) add any condition, or modify any existing condition in the Merger Agreement (as of the date hereof), to the obligation of any party to consummate the Merger, (iii) prevent or materially delay or impair the occurrence of the Effective Time with it being agreed that any delay of the occurrence of the Effective Time past December 31, 2010 shall be deemed to be a material delay or (iv) adversely affect in any material respect the rights or obligations of any of the parties under this Agreement as of the date hereof, (e) the determination by the Special Committee of the Board of Directors of the Company (the “Special Committee”), or if the Special Committee has been disbanded, dissolved or is no longer in existence, the Board of Directors of the Company or any committee thereof, that any Acquisition Proposal (as defined in the Merger Agreement) constitutes a Superior Proposal (as defined in the Merger Agreement), and (f) December 31, 2010.

Section 9. Miscellaneous.

(a) Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

(b) Successors and Assigns.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the non-assigning party hereto.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party, and each party’s respective heirs, beneficiaries, executors, representatives, successors and assigns and as provided in Section 9(k).

(c) Amendment; Modification and Waiver.  This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto and consented to in writing by Parent, which consent may be given or withheld in Parent’s sole discretion. Each of PSCM and PSGP may waive compliance of the Company with, and the Company (with the prior written consent of Parent, which may be given or withheld in Parent’s sole discretion) may waive compliance of PSCM or PSGP with, any of the agreements contained herein that are for its benefit but any such waiver shall only be effective against the party or parties in whose favor the waiver is made. Any waiver hereunder shall be effective against any third party beneficiary hereunder. No waiver hereunder will be effective unless it is in writing.

(d) Limitation on Liability. No party to this Agreement shall have any liability for damages for any breach or violation of this Agreement unless such breach or violation was willful or intentional. The parties agree that (i) any liability for damages under this Agreement that is attributable to PSCM shall be the several, but not joint, obligation of each of the Stockholders, pro rata in accordance with the number of Company Shares as to which such Stockholder has a pecuniary interest, and the Company shall only be entitled to recover damages in respect of such liability from the Stockholders on such basis, and (ii) any liability for damages under this Agreement that is attributable to PSGP shall be the several, but not joint, obligation of each of PS and PS II, respectively, pro rata in accordance with the number of Company Shares as to which such Stockholder has a pecuniary interest, and the Company shall only be entitled to recover damages in respect of such liability from PS and PS II on such basis.

(e) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incident of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Stockholders, PSCM on behalf of all the Stockholders and PSGP on behalf of PS and PS II , and their respective Affiliates, if any, and the Company shall have no authority to exercise any power or authority to direct PSCM, PSGP or the Stockholders in the voting of any of such Securities, except as otherwise specifically provided herein.

(f) Interpretation. When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including any schedules and exhibits hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement means the Company, PSCM and PSGP. References to “US dollar,” “dollars,” “US$” or “$” in this Agreement are to the lawful currency of the United States of America.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by e-mail, telecopy or facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice. The Company shall promptly provide to Parent copies of all notices and communications delivered and/or received pursuant to this Section 9(g).

If to PSCM or PSGP to:

Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor
New York, New York 10019

Attention: E-mail: Facsimile:	Roy J. Katzovicz rjk@persq.com (212) 286-1133

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Attention: E-mail: Facsimile:	Alexandra D. Korry korrya@sullcrom.com (212) 558-3588

If to the Company, to:

Landry’s Restaurants, Inc.
1510 West Loop South
Houston, Texas 77027

Attention: E-mail: Facsimile:	Steven L. Scheinthal sscheinthal@ldry.com (713) 386-7070

with a copy to (which shall not constitute notice):

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281

Attention: E-mail: Facsimile:	Dennis J. Block, William P. Mills dennis.block@cwt.com, william.mills@cwt.com (212) 504-6666

(h) Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity, without the requirement to post bond or other security.

(j) No Survival.  None of the representations, warranties, covenants and agreements made in this Agreement shall survive the termination of the Agreement in accordance with its terms, except for the agreements in Section 4 and this Section 9.

(k) No Third Party Beneficiaries.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except that the provisions of this Agreement are intended to be for the added benefit of, and shall be enforceable by, Parent, regardless of whether the Company has taken any enforcement action hereunder or pursued any remedy at law or in equity.

(l) Governing Law and Venue; Submission to Jurisdiction.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws. Each party irrevocably submits to the jurisdiction of the Court of Chancery of the State of Delaware (the “Chosen Court”), for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any action, suit or proceeding relating hereto in the Chosen Court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such Chosen Court that any such action, suit or proceeding brought in such Chosen Court has been brought in an inconvenient forum. Each party further irrevocably consents to and grants the Chosen Court jurisdiction over the person of such parties and, to the extent legally effective, over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(g) or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(m) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(n) Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(o) Counterparts.  This Agreement may be executed in one or more counterparts, and by facsimile or .pdf format, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

* * * * * *

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first written above.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.,

on behalf of each of PERSHING SQUARE INTERNATIONAL, LTD., PERSHING SQUARE, L.P., and PERSHING SQUARE II, L.P.

By: PS Management GP, LLC, its General Partner

By:	/s/ William A. Ackman Name: William A. Ackman Title: Managing Member

PERSHING SQUARE GP, LLC

on behalf of each of PERSHING SQUARE, L.P., and PERSHING SQUARE II, L.P.

By:	/s/ William A. Ackman

Name: William A. Ackman Title: Managing Member

LANDRY’S RESTAURANTS, INC.

By:	/s/ Richard H. Liem Name: Richard H. Liem Title: Executive Vice President & CFO

Schedule A

Stockholder	Company Shares
PS International	770,000
PS	769,153
PS II	15,102

Total	1,554,255